UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2021

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, Chart Industries, Inc. (the “Company”) appointed Scott W. Merkle, currently the Company’s Vice President and Chief Accounting Officer, to the office of Vice President and Chief Financial Officer effective immediately. Mr. Merkle is also the Company’s Treasurer and previously served as Vice President, Business Services. Mr. Merkle joined the Company on March 27, 2017 as Director of Financial Services after serving as Director of Financial Planning and Analysis at Truck-Lite Co., LLC since September 2015. Mr. Merkle spent fifteen years at Truck-Lite and held various executive positions in finance and information technologies including Director of International Finance and IT. Prior to joining Truck-Lite in May 2000, Mr. Merkle worked for the Carborundum Company, Monofrax Refractories Division for twelve years in various managerial accounting and finance roles. Mr. Merkle will succeed Jillian C. Evanko, the Company’s current Chief Financial Officer, who will continue in her position as Chief Executive Officer and President.

In connection with his promotion and additional responsibilities, the following will apply:

•	Mr. Merkle’s salary will be increased to $340,000 on an annualized basis, commencing on March 16, 2021;

•	Mr. Merkle’s target incentive amount for 2021 under the Company’s annual cash incentive program will be increased to 60% of his salary; and

•	Mr. Merkle’s target long-term incentive award made pursuant to the Company’s Amended and Restated 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”) will be increased to 60% of his salary.

There are no arrangements or undertakings between Mr. Merkle and other persons pursuant to which he was selected to serve as the Company’s Vice President and Chief Financial Officer, nor are there any family relationships between Mr. Merkle and any of the Company’s directors or executive officers. Mr. Merkle has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Also on March 16, 2021, the Company announced that Robin Catalano, the Company’s current Vice President and Corporate Controller, will succeed Mr. Merkle in the position of Vice President and Chief Accounting Officer effective immediately. Ms. Catalano has been in her position at the Company since October 2020 and previously served as Director, SEC Reporting and Technical Accounting since January 2020. Prior to joining the Company in 2020, Ms. Catalano served as the Assistant Controller, Corporate Reporting at Avanos Medical from March 2019 to January 2020, and prior thereto held roles of increasing responsibility over an 11 year period at Rockwell Collins, with the most recent position being Director – Corporate Accounting.

In accordance with Ms. Catalano’s promotion and additional responsibilities, the following will apply:

•	Ms. Catalano’s salary will be $220,000 on an annualized basis, commencing on March 16, 2021; and

•	Ms. Catalano’s target incentive amount for 2021 under the Company’s annual cash incentive program will be 35% of her salary.

There are no arrangements or undertakings between Ms. Catalano and other persons pursuant to which she was selected to serve as the Company’s Vice President and Chief Accounting Officer, nor are there any family relationships between Ms. Catalano and any of the Company’s directors or executive officers. Ms. Catalano has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: March 17, 2021

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko President and Chief Executive Officer